Exhibit 10.14
                                CREDIT AGREEMENT



         THIS CREDIT AGREEMENT (the "Agreement") made this 8th day of March, 2001, by and between ALLFIRST BANK, a Maryland state-chartered commercial bank, having an office at 1703 Oregon Pike, Lancaster, PA 17601 (the "Bank")

                                       AND

MXL INDUSTRIES, INC. (the "Borrower") a Delaware corporation having an office and place of business at 1764 Rohrerstown Road, Lancaster, PA 17601 and GP STRATEGIES CORPORATION, a Delaware corporation having an office and place of business at 9 West 57th Street, Suite 4170, New York, NY 10019 ( the "Surety").

                                   BACKGROUND

         Borrower requested a loan facility from Bank consisting of a $1,680,000.00 term loan, which loan facility was described and agreed upon in a commitment letter dated December 12, 2000 (the "Commitment Letter") signed by Bank, Borrower and Surety. This Agreement and other documentation entered into as of the date hereof is being entered into to carry out the terms of the Commitment Letter and to complete the closing.

         NOW THEREFORE, intending to be legally bound hereby, the Bank, the Borrower and the Surety agree as follows:

         1. Loan Facility. Bank hereby agrees to make available to Borrower under the terms and conditions of this Agreement a term loan in the amount of $1,680,000.00 (the "Loan") evidenced by a note in the amount of $1,680,000.00 (the "Note").

         2. Use of Proceeds. The Loan proceeds shall be upstreamed to the Surety, the parent corporation of the Borrower.

         3. Interest Rate. The interest rate for the Loan shall be the floating rate equal to 2.5% above the one-month LIBOR rate and shall change daily as such rate changes provided, however, that the Borrower shall have the option from time to time of fixing the interest rate for one-month periods upon providing notice to Bank at least five (5) Business Days prior to the effective date of the fixed rate. The fixed rate shall be equal to the one-month LIBOR Rate on the effective date of such fixed rate. If the Borrower elects the fixed rate, the interest rate shall remain fixed on a month-to-month basis unless and until the Borrower provides notice to Bank that it is electing to revert to a rate that changes daily. Such notice shall be given at least five (5) Business Days prior to the end of a fixed rate monthly period. The Borrower shall have the right to change back and forth between a monthly fixed rate and a daily floating rate provided that the previously required prior notices are given to Bank. The LIBOR rate shall mean the London Interbank Offered Rate as quoted from time to time

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two (2) Business Days prior to the date such rate is to be effective, adjusted for Federal Reserve Board reserve requirements and FDIC insurance, if any. The LIBOR rate will be quoted by Bank as published in the money rates table of the Wall Street Journal or otherwise publicly quoted or published from time to time. The term "Business Days" shall mean any days on which commercial banks are open in Baltimore, Maryland for domestic and international business, including deals in U.S. Dollar deposits. If LIBOR shall become unavailable, interest shall accrue at the Bank's Base Rate. The term "Bank's Base Rate", which is not necessarily the lowest rate of interest charged by the Bank, is defined as the prime rate of interest on domestic commercial loans established by the Bank from time to time. Interest will be calculated on a daily basis and the interest due for any particular day shall be determined by multiplying the amount on which interest is due for that day by the applicable annual rate and dividing by 360.

         4. Repayment Schedule. The Loan shall be repaid in full on or before March 8, 2011, as more fully provided in the Note. Until the Loan is repaid in full, principal in the amount of $8,333.33, plus accrued interest shall be paid on a monthly basis on the 8th day of each month commencing on April 8, 2001. Amounts repaid on the loan may not be reborrowed.

         5. Security. As security for the performance of this Agreement, the payment of the Note and all other indebtedness of Borrower to Bank, and the performance of all obligations of Borrower to Bank, pursuant to this Agreement, Borrower will cause to be furnished, executed and delivered to Bank in a form satisfactory to Bank and its counsel the following:

         (a) A mortgage (the "Mortgage") covering the real estate, improvements and fixtures located thereon situate at 1764 Rohrerstown Road, East Hempfield Township, Lancaster County, Pennsylvania (the "Premises"), in the principal amount of $1,680,000.00 which shall be a first lien on the Premises.

         (b) The suretyship agreement (the "Suretyship Agreement") of the Surety guaranteeing, as surety, all payments under the Loan and all obligations of Borrower under this Agreement.

         6. Representations. The Borrower and the Surety hereby represent and warrant to the Bank, that:

         (a) Borrower is a corporation duly organized and validly existing and in good standing under the laws of Delaware, and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification. The Articles of Incorporation of the Borrower and all amendments thereto have been duly filed and are in effect. All capital stock issued by Borrower and outstanding was and is properly issued and fully paid.


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         (b) The Borrower has the corporate power to execute and deliver this
Agreement, the Note, the Mortgage and all other documents executed by Borrower in connection with the Loan (collectively referred to herein as the "Loan Documents") and all corporate action has been taken on the part of Borrower, its directors or stockholders necessary for the authorization, execution, delivery and performance of the Loan Documents.

         (c) The Loan Documents have been duly authorized, executed and delivered by the Borrower and are the legal, valid and binding agreements of the Borrower and the Loan Documents are enforceable against the Borrower in accordance with their respective terms, except as the enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally.

         (d) The Surety is a corporation duly organized and validly existing and in good standing under the laws of Delaware, and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification. The Articles of Incorporation of the Surety and all amendments thereto have been duly filed and are in effect. All capital stock issued by Surety and outstanding was and is properly issued and fully paid.

         (e) The Surety has the corporate power to execute and deliver this Agreement and the Suretyship Agreement (collectively referred to as the "Surety Documents") and all corporate action has been taken on the part of the Surety, its directors or stockholders necessary for the authorization, execution, delivery and performance of the Surety Documents.

         (f) The Surety Documents have been duly authorized, executed and delivered by the Surety, and such Surety Documents are enforceable against the Surety in accordance with their respective terms, except as the enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally.

         (g) No consent of any other party which has not been obtained and no consent, permission, license, approval, order, authorization of, or registration or declaration with, any governmental authority, bureau or agency which has not been obtained is required in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents or the Surety Documents or any transaction contemplated hereby or thereby.

         (h) The most recent financial statements of the Borrower and the Surety delivered to the Bank, and all financial statements of the Borrower and the Surety which will hereafter be furnished to the Bank, are or will be (when furnished) true and correct in all material respects and do or will (when furnished) present accurately and completely in all material respects the financial position of the Borrower and the Surety and the results of their operations as of the dates and for the periods indicated and show all known liabilities of the Borrower and the Surety, direct or contingent, as of the date thereof required to be disclosed according to generally accepted accounting

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principles and practices consistently applied. All such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied on a consistent basis. Since September 30, 2000 the date of the financial statements which were most recently furnished by the Borrower and the Surety to the Bank: (i) there has been no material adverse change in the financial condition of the Borrower or the Surety or in their operations, businesses or properties; (ii) neither the Borrower nor the Surety has incurred, other than in the ordinary course of business or as disclosed in this Agreement, any material indebtedness, liabilities, obligations or commitments; and (iii) no event has occurred that could reasonably be expected to interfere substantially with the normal business operations of the Borrower or the Surety, except as disclosed in writing to the Bank heretofore or concurrently herewith.

         (i) There are no actions, suits, proceedings or tax claims now pending or to the knowledge of the Borrower or the Surety, threatened which might have a material adverse effect on the financial condition of the Borrower or the Surety, or upon the ability of the Borrower or the Surety to perform their obligations hereunder and under the Loan Documents and the Surety Documents, except as set forth on Exhibit "A" attached hereto.

         (j) All statements as to ownership of Borrower and the Surety are true, correct and substantially complete.

         (k) There is no charter, bylaw or capital stock provision of the Borrower or the Surety and no provision of any material indenture or agreement to which the Borrower or the Surety is a party or under which the Borrower or the Surety or any of their properties are bound, nor is there any statute, rule or regulation, or any judgment, decree of any court or agency binding upon the Borrower or the Surety or any of their properties which would be contravened by the execution and delivery of any of the Loan Documents or the Surety Documents, or by the performance of any provision, condition, covenant or other term thereof.

         (l) Neither the Borrower nor the Surety is in default under any material indenture, mortgage, deed of trust, promissory note, debenture, agreement or other material instrument of whatever nature to which the Borrower or the Surety is a party or which the Borrower or the Surety has assumed or by which the Borrower or the Surety or any of the assets of the Borrower or the Surety may be affected.

         (m) All federal, state, local or other tax returns and reports of the Borrower and the Surety required by law to be filed have been duly filed and all federal, state, local or other governmental taxes, assessments, or other charges or levies which are due and payable have been paid, and adequate provision has been made for the payment of all such liabilities which have heretofore accrued but are not yet due and payable.


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         (n) Upon execution and delivery of the Mortgage and the recording thereof in the Recorder's Office in and for Lancaster County, Pennsylvania, the Mortgage shall be a valid first lien covering the Premises.

         (o) All required approvals, licenses and permits of all boards, authorities, agencies and departments, governmental or otherwise, having jurisdiction over the Premises, or the occupancy or use of the Premises, have been obtained, are final, unappealed and unappealable, and remain in full force and effect without restriction or modification.

         (p) No part of the proceeds of the Loan will be used directly or indirectly for the purpose of purchasing or carrying, any margin stock as such term is defined by Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any person or entity for the purpose of purchasing or carrying any such margin stock or for any purpose which violates or is inconsistent with Regulation X of such Board of Governors.

         (q) Neither the financial information and statements referred to in
Section 6(h) above, nor any certificate, written statement, report or other document furnished to the Bank by the Borrower or the Surety in connection herewith or in connection with any transaction contemplated hereby, nor this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein or herein not misleading in any material respect.

         (r) The Borrower has duly complied with, and its business, operations, assets, equipment, property, leaseholds, or other facilities are in compliance, in all material respects, with, the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder applicable to it. The Borrower has been issued and will maintain all required federal, state, and local permits, licenses, certificates, and approvals relating to (1) air emissions; (2) discharges to surface water or groundwater; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state, or local law, code or ordinance, and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (6) other environmental, health, or safety matters. The Borrower has not received notice of and does not know of facts which might constitute any violations of any federal, state, or local environmental, health, or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its business, operations, assets, equipment, property, leaseholds, or other facilities. Except in accordance with a valid governmental permit, license, certificate, or approval, there has been no emission, spill, release, or discharge into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer septic system or waste treatment, storage or disposal system servicing any real property owned or occupied by Borrower, including the Premises, of any toxic or hazardous substances or wastes at or from such real property. Borrower has not received any written complaint, order,

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directive, claim, citation, or notice by any governmental authority or any person or entity with respect to (1) air emissions; (2) spills, releases, or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing any real property owned or occupied by Borrower, including the Premises; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or waster; or (6) other environmental, health, or safety matters affecting the Borrower or its business, operations, assets, equipment, property, leaseholds, or other facilities. To Borrower's knowledge, the Borrower does not have any indebtedness, obligation, or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup, or disposal of any solid wastes, hazardous wastes, or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law, or statute regarding such storage, treatment, cleanup or disposal).

         7. Conditions Precedent. The obligation of Bank to make any advances under this Agreement is conditioned upon delivery by Borrower on or before the closing of the Loan of the following:

         (a) All of the security and documents with respect thereto required of the Borrower or the Surety by this Agreement.

         (b) Such UCC forms or other financing documentation as Bank may require to perfect Bank's security interests as provided for in this Agreement in a form reasonably satisfactory to Bank and executed by Borrower.

         (c) A policy of title insurance on the Premises in an amount not less than $1,680,000.00 showing the Mortgage as being a first mortgage lien on the Premises, free and clear of all other liens, charges and encumbrances, including mechanic's liens, except those liens more fully described on Exhibit "B" attached hereto, issued by a title insurance company doing business in Pennsylvania and acceptable to Bank. The policy shall contain endorsements 100, 300, 710 and 8.1 and any other endorsements reasonably necessary to insure the accuracy of the survey and no encroachments with regard to the Premises.

         (d) Copies, certified by the Secretary of the Borrower, of the Articles of Incorporation of Borrower with evidence of filing with the Delaware Corporation Commission, the Bylaws of Borrower and resolutions of the Board of Directors of the Borrower authorizing and approving the execution and delivery of and performance under the Loan Documents and the borrowings provided for herein.

         (e) Copies, certified by the Secretary of the Surety, of the Articles of Incorporation of the Surety with evidence of filing with the Delaware

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Corporation Commission, the Bylaws of the Surety and resolutions of the Board of
Directors of the Surety authorizing and approving the execution and delivery of and performance under the Surety Documents.

         (f) The execution and delivery by the Presidents and Secretaries of the Borrower and the Surety to the Bank of certificates of incumbency, in form and substance satisfactory to the Bank.

         (g) Payment to Bank at the closing of the loan service fees as required in Section 9 of this Agreement.

         (h) Evidence of compliance with all of the insurance provisions of this Agreement contained in Section 10(c) hereof.

         (i) A written opinion of Borrower's and Surety's counsel addressed to Bank in form and substance reasonably satisfactory to Bank and its counsel.

         (j) The representations and warranties contained in Section 6 hereof shall be true and correct on and as of the date of the making of the Loan and no default or event of default shall be in existence on the date of the making of the Loan or shall occur as a result thereof.

         (k) The Bank shall have received such secured transaction, judgment and docket searches as it reasonably deems appropriate.

         8. Loan Advances. On the date hereof Bank will advance the entire amount of the Note to Borrower.

         9. Fees. The Borrower shall pay to Bank on or before Closing for the Term Loan a commitment fee of $16,800.00.

         10. Affirmative Covenants. From the date hereof until payment in full of all indebtedness of Borrower to Bank and the performance of all obligations of Borrower to Bank, whether such indebtedness or obligations arise pursuant to this Agreement, exist prior hereto, or are created after closing, Borrower and the Surety will:

         (a) Maintain proper books of account in accordance with generally accepted accounting principles.

         (b) Duly pay and discharge all taxes, assessments and governmental charges upon the Borrower or the Surety or against any of the property of the Borrower or the Surety, whether real or personal, tangible or intangible, prior to the date upon which penalties are attached thereto, unless and to the extent only that such taxes shall be contested in good faith and by the appropriate

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legal proceedings, and the Borrower and the Surety shall maintain a reserve account therefor in accordance with generally accepted accounting principles.

         (c) Keep insured all of the Borrower's and the Surety's properties, real and personal, now owned and hereafter acquired, and carry in coverage, form and amount reasonably satisfactory to the Bank, hazard insurance (with fire, extended, and vandalism and malicious mischief coverage and coverage against such other hazards as are customarily insured against by companies in the same or similar business), comprehensive general liability insurance, worker's compensation insurance, comprehensive automobile liability insurance and business interruption insurance and pay all premiums on the policies for such insurance when and as they become due and do all other things necessary to maintain such policies in full force and effect. The Borrower and the Surety shall from time to time, upon request by the Bank promptly furnish or cause to be furnished to the Bank evidence, in form and substance reasonably satisfactory to the Bank, of the maintenance of all insurance required to be maintained by this Section including, but not limited to, such originals or copies, as the Bank may request, of policies, certificates of insurance, riders and endorsements relating to such insurance and proof of premium payments. Each policy of insurance maintained by the Borrower with respect to the Premises shall:

                  (i) Contain a loss payee clause endorsement naming the Bank and its successors and assigns as additional insureds thereunder, as its interests may appear;

                  (ii) Provide that the insurance as to the interest of the Bank shall not be invalidated by any act or neglect of the insured or owner of the property described in such policy, nor by any foreclosure, or other proceeding, nor by any change in the title of ownership of such property, nor by the occupation of the premises where the property is located for purposes more hazardous than are permitted by such policy;

                  (iii) Provide that the policy will not be reduced or canceled at the request of the insured nor will such loss payee endorsement be amended or deleted without thirty (30) days' prior written notice to the Bank from the insurance carrier.

The Borrower and the Surety shall notify the Bank in writing immediately upon the occurrence of any loss or losses in an aggregate amount in excess of $150,000.00 required to be insured hereunder. The Borrower and the Surety hereby agree that in the event they fail to pay any premium on any such insurance when due and such failure continues for ten (10) days thereafter, the Bank may do so (but shall not be obligated to do so), and if any premium is paid by the Bank, the same shall be considered an advance under the Loan. Upon the occurrence of an event of default as defined in Section 13 of this Agreement or the occurrence of an event which but for the passage of time or giving of notice or both would constitute an event of default, the Bank is hereby appointed the Borrower's and the Surety's attorney-in-fact (without requiring the Bank to act as such) to endorse any check which may be payable to the Borrower or the Surety or to collect any returned or unearned premiums or the proceeds of such insurance, and any amount so collected may be applied by the Bank towards the satisfaction of

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any of the Loan, as determined by Bank. In the event of conflict between the provisions hereof regarding insurance and those set forth in the Mortgage, the provisions of the Mortgage shall apply.

         (d) Maintain, preserve, and keep their properties in good repair, working order and condition, ordinary wear and tear excepted, and make reasonable repairs, replacements, additions, betterments, and improvements thereto.

         (e) Permit the Bank and its duly authorized agents to make, or cause to be made, inspections and audits of any books, records and papers of the Borrower and the Surety and to make extracts therefrom at all such reasonable times on reasonable prior notice and as often as the Bank may reasonably require.

         (f) Preserve and maintain Borrower's and Surety's corporate existence and good standing in the State of Delaware and qualify Borrower and Surety and keep Borrower and Surety qualified, as foreign corporations in each jurisdiction in which such qualification is required.

         (g) Comply with all statutes, rules and regulations, the noncompliance of which would materially and adversely affect their businesses, assets or condition, financial or otherwise.

         (h) Furnish proof reasonably satisfactory to the Bank of the making of payment or deposit of all federal, state or local withholding taxes required by the Borrower and the Surety under applicable law, such proof to be furnished within five (5) days of Bank's request therefor.

         (i) Deliver to Bank within one hundred five (105) days after the close of each fiscal year of Borrower an annual financial statement of Borrower which shall be a consolidating statement within the Surety's unqualified audit prepared by an independent certified public accountant reasonably acceptable to the Bank.

         (j) Deliver to Bank within fifty (50) days after the end of each fiscal quarter of each fiscal year of Borrower, financial statements of Borrower prepared by and certified by Borrower's chief financial officer.

         (k) Deliver to Bank within one hundred five (105) days after the close of each fiscal year of Surety, a copy of Surety's annual 10-K filing and audited financial statement of Surety prepared by an independent certified accountant reasonably acceptable to the Bank.

         (l) Deliver to Bank within fifty (50) days after the end of each fiscal quarter of each fiscal year of Surety, a copy of Surety's quarterly 10-Q filing for such quarter and a financial statement of Surety prepared by and certified by Surety's chief financial officer.


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         (m) Duly and punctually pay, or cause to be paid, the principal of and the interest on all other indebtedness of Borrower and the Surety, when and as the same shall become due and payable; faithfully observe, perform and discharge, or cause to be faithfully observed, performed and discharged, all the material covenants, conditions and obligations which are imposed on it by any and all indentures and other agreements securing or evidencing such indebtedness, or pursuant to which such indebtedness is issued; and not permit to occur any act or omission which is a default thereunder.

         (n) Promptly inform Bank of any material adverse change in financial conditions and further notify the Bank if taxes in an aggregate amount in excess of $25,000.00 paid to any governmental bodies are being contested or appealed.

         (o) Execute and deliver to Bank all instruments and do such other acts and things as Bank may reasonably request which may be necessary or desirable to effect the purposes of this Agreement.

         (p) Transfer, establish and maintain throughout the life of this Agreement and until all indebtedness and obligations of Borrower hereunder are paid and performed, such of Borrower's bank accounts or other funds on deposit with financial institutions with Bank so as to constitute Bank as the primary depository for Borrower.

         (q) Indemnify and save harmless Bank, its agents, servants and employees from any and all loss or damage of whatsoever kind and from any suits, claims, demands, or liability of any kind, including Bank's reasonable legal fees and expenses, on account of any matter or thing arising out of this Agreement or in connection herewith, or on account of any act or omission to act by Bank in connection with this Agreement, and including liability caused by or resulting directly from the negligence of Bank, its agents, servants, employees or any other person, firm or corporation, excepting only their willful misconduct and gross negligence. Such obligation shall survive payment of the Loans made hereunder.

         (r) Notify Bank promptly after the commencement thereof, of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, against the Borrower; provided, however, that if such action, suit or proceeding involves a monetary claim and the total amount of such claim is not in excess of $25,000.00, notice to Bank shall not be required.

         (s) Provide to Bank promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, credit, or similar agreement and not otherwise required to be furnished to the Bank pursuant to any other clause of this Section 10.

         (t) Be and remain in compliance with the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances,

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and all rules and regulations issued thereunder; notify the Bank immediately of any notice of hazardous discharge or environmental complaint received from any governmental agency or any other party; notify the Bank immediately of any hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit the Bank to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto.

         11. Negative Covenants. The Borrower and the Surety covenant that so long as any advances made pursuant to this Agreement, any interest thereon or any other sums owing shall remain unpaid, the Borrower shall not, without the Bank's written consent:

         (a) Create, incur, assume or suffer to exist any mortgage pledge, lien, charge, security interest or other encumbrance upon the Premises except (1) such liens as are maintained in favor of Bank, and (2) the liens and encumbrances more fully described on Exhibit "B" attached hereto.

         (b) Wind up, liquidate or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any person or entity.

         (c) Purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding; alter or amend its capital structure or allow the transfer of ownership of any of its shares of stock.

         (d) Make any loan or advance to any person or entity (other than the lending or distribution to the Surety of the proceeds of this Loan).

         (e) Assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or an agreement to maintain or cause any person or entity to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any such person or entity against loss) for obligations of any such person or entity, except guaranties (i) by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) pursuant to the Amended and Restated Subsidiary Guaranty and Security Agreement dated as of August 31, 2000 by and among Borrower and certain other guarantors and Fleet National Bank, as agent.

         (f) Permit or suffer the Premises to be attached, garnished or levied upon under any legal process of any nature whatsoever.


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    12. Financial Covenants. So long as any advance made pursuant to this
Agreement, any interest thereon or any other sums owing shall remain unpaid or the Bank shall have any commitment to lend under this Agreement:

         (a) The Borrower shall maintain at all times a minimum Cash Flow Coverage Ratio of 1.25 to 1.00. The Cash Flow Coverage Ratio shall be defined as net profit, plus noncash charges, plus interest expense, less distributions, less any increases in receivables due from the Surety and its affiliates divided by the current portion of long term debt, plus interest expense.

         (b) The Borrower shall maintain at all times a minimum Tangible Net Worth of $4,000,000. Tangible New Worth shall mean net worth less intangibles, less moneys due from the Surety and its affiliates. If the Borrower purchases or otherwise acquires any capital stock, intangible assets, obligations or other securities of, makes any capital contribution to, or otherwise invests in or acquires any interest in any person or entity, or participates as a partner or joint venturer with any other person or entity, the value of such stock, assets, obligations, securities, investment, partnership interest or other interest shall be considered an intangible asset for purposes of the determination of Tangible Net Worth.

         (c) Receivables due from the Surety and its affiliates to the Borrower may not increase in any fiscal year of Borrower by more than 75% of Borrower's net profits for such year and may not increase by more than 60% of Borrower's net profits for any three consecutive fiscal years of Borrower. For purposes of this determination, the receivable owing from the Surety to the Borrower as a result of this transaction shall be excluded.

    13. Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

         (a) If Borrower or the Surety shall fail to pay within ten (10) days after it is due, any amount due hereunder or under any of the Loan Documents, whether existing at the time of the execution of this Agreement, created simultaneous herewith, or created hereafter.
         (b) If Borrower or the Surety shall fail to observe or perform any term, covenant, agreement or provision required to be observed or performed by it under this Agreement or in any of the Loan Documents, and such failure continues for thirty (30) days after notice thereof is provided to Borrower by Bank.

         (c) If any representation, warranty, certification or statement of fact made or furnished to Bank at any time by the Borrower or the Surety is false or misleading in any material respect when made.

         (d) If there shall occur the making or filing of any lien (other than liens permitted by this Agreement), tax lien, levy or execution on, or seizure, attachment or garnishment of any of the collateral for the Loan which shall not be removed within thirty (30) days of the date of notice of such lien.

         (e) If a judgment, decree, or order for the payment of money in excess of $150,000.00 shall be rendered against the Borrower or the Surety and such judgment, decree, or order shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, or stayed or fully bonded pending appeal.

         (f) If Borrower or the Surety shall admit in writing an inability to pay its debts; or shall have made a general assignment for the benefit of creditors; or shall have been adjudicated bankrupt; or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or other arrangement with creditors; or shall be the subject of an involuntary petition in bankruptcy or for reorganization which is not dismissed within sixty
(60) days; or shall have filed an answer to a creditor's petition or other petition filed against it (admitting the material allegations thereof) for an adjudication in bankruptcy or for an arrangement or reorganization; or shall have applied for or permitted the appointment of a receiver or trustee or custodian, or a receiver, trustee or custodian shall have been applied for, for any of its property or assets (otherwise than upon application or consent of the Bank) and such receiver, trustee or custodian so applied for shall not have been discharged within sixty (60) days after the date of his appointment; or if an order shall be entered and shall not be dismissed or stayed within the time after its entry by which it becomes final and nonappealable, approving any petition for a reorganization of Borrower or the Surety.

         (g) If the Surety Agreement shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void.

         (h) If the usual business of Borrower or the Surety should be terminated.

         (i) If the Borrower shall (i) fail to pay any indebtedness for any borrowed money (other than borrowings from Bank) or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), or (ii) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if as a result of such failure to perform, the holder of such indebtedness declares Borrower in default or accelerates such indebtedness provided, however, that this Section 13(i) shall not apply to any indebtedness having a principal balance due of less than $25,000.00.

         (j) If the Surety or any subsidiaries of the Surety shall (i) fail to pay when due any payments of principal or interest under the syndicated bank debt credit facility with Fleet Bank as the lead lender dated June 15, 1998 or any renewals or replacements thereof (the "Bank Debt"), or (ii) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under the Bank Debt, if as a result of such failure the Bank Debt is declared in default or accelerated.

    14. Remedies. If an Event of Default shall have occurred, at the election of
Bank:

         (a) The obligation of Bank to make loans or otherwise extend credit hereunder shall immediately terminate.

         (b) All amounts due hereunder to Bank shall be forthwith due and payable with interest accrued thereon at the rate specified under the Note to the date of default and thereafter at a rate of 2% above the applicable interest rate specified in the Note, or if such rate violates any law, at the highest rate then allowable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in any paper delivered by Borrower in connection with any of the foregoing to the contrary notwithstanding. The Borrower further waives and releases all procedural errors, defects and imperfections in any proceedings instituted by Bank under the terms of any of the Loan Documents.

         (c) Borrower shall, at Bank's request, cause the collateral to be assembled and made available to Bank at a place or places reasonably convenient to both of them.

         (d) Borrower shall permit Bank to examine its books, accounts, records, ledgers, and assets of every kind and description, at any reasonable time upon oral or written request of Bank by Bank's authorized attorneys, accountants and representatives.

         (e) In addition to and not in limitation of any right which the Bank may have under applicable law or otherwise, upon the occurrence of an Event of Default, the Borrower hereby grants and confirms to Bank a right to set off and a lien upon and security interest in all deposit accounts of the Borrower now or at any time in the Bank's possession in any capacity whatsoever as security for all liabilities of the Borrower, whether created hereunder or under any prior or subsequent agreement or document.

         (f) Bank may exercise any and all rights and remedies which it may have under any statute, law, or rule, and all such rights and remedies along with the remedies specifically set forth in this Agreement or any other agreement of Borrower and Bank shall be cumulative and enforceable alternatively, successively or concurrently.

         (g) Bank shall not be required to marshal any present or future security or collateral for, or guaranties of the Note or to resort to any such security, collateral or guaranties in any particular order. Borrower waives, to the fullest extent it lawfully can, any right it might have to require Bank to pursue any particular remedy before proceeding against it, and any right to the benefit of, or to direct the application of the proceeds of, any security or collateral until all indebtedness of Borrower to Bank has been paid in full.

    15. Miscellaneous.

         (a) The Borrower shall promptly pay, or reimburse the Bank for, all reasonable costs and expenses (including, without limitation, all reasonable attorneys' fees and expenses, court costs, and costs of litigation) incurred by the Bank in connection with the preparation of the Loan Documents, the closing of the Loan, the collection or enforcement of the Note or other obligations, the protection, preservation, foreclosure, liquidation or other use of all or any of the Bank's collateral security therefor, and the exercise of all or any of the Bank's rights and remedies under all or any of the Loan Documents.

         (b) No amendment, modification, termination, or waiver of any provision of any of the Loan Documents to which the Borrower is a party, nor consent to any departure by the Borrower from any of the Loan Documents to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (c) No failure or delay on the part of the Bank in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges or remedies, now or hereafter existing, at law or in equity or otherwise.

         (d) All representations, warranties, covenants and agreements of the Borrower and the Surety contained herein or made in writing in any documents submitted to the Bank shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Note.

         (e) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in
Section 6(h) and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

         (f) All notices, statements, requests and demands given to or made upon any party hereto in accordance with the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when deposited in the mail, postage prepaid, addressed to such party at the address written hereinafter, or in accordance with the latest unrevoked written direction from such party to any other party hereto:

         "BANK"

         ALLFIRST BANK
         1703 Oregon Pike
         Lancaster, PA  17601

         Copies to:

         Dan A. Blakinger, Esquire
         Blakinger, Byler & Thomas, P.C.
         28 Penn Square
         Lancaster, PA  17603

         "BORROWER"

         MXL INDUSTRIES, INC.
         1764 Rohrerstown Road
         Lancaster, PA  17601

         Copies to:

         Andrea D. Kantor, Esquire
         9 West 57th Street
         Suite 4170
         New York, NY 10019

         "SURETY"

         GP STRATEGIES
         9 West 57th Street
         Suite 4170
         New York, NY  10019

         Copies to:

         Andrea D. Kantor, Esquire
         9 West 57th Street
         Suite 4170
         New York, NY 10019

         (g) This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, each of which when so executed shall be deemed an original, but all such counterparts shall constitute but one and the same document.

         (h) The invalidity of any one or more sections of this Agreement, or of any part of any thereof, shall not affect the remaining portions of this Agreement, all of which are inserted conditionally on their being held valid in law. This Agreement and the Note shall be deemed to be contracts under the laws of the Commonwealth of Pennsylvania, and for all purposes shall be construed in accordance with the laws of said Commonwealth.

         (i) The Loan Documents and the Surety Documents contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.

         (j) This Agreement shall be binding upon and inure to the benefit of the Bank, the Borrower and the Surety and their respective successors and assigns, except that neither the Borrower nor the Surety may assign or transfer their rights or obligations hereunder. Borrower and the Surety agree that Bank may assign its interests hereunder or may grant participations in its interests hereunder.

         (k) THE BANK, THE BORROWER AND THE SURETY HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN DOCUMENTS. NO OFFICER OF THE BANK HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                       "BANK"

                                       ALLFIRST BANK


                                       By:
                                       Eric A. Rebert, Senior Vice President

                                       "BORROWER"

                                        MXL INDUSTRIES, INC.



                                       By:
                                       Scott N. Greenberg, Vice President
ATTEST:


Andrea D. Kantor, Vice President


(CORP SEAL)


         The undersigned, the Surety in the foregoing Loan Agreement, consents to the Loan Agreement and the undersigned agrees to comply with all provisions of the Loan Agreement applicable to the Surety.


                                       "SURETY"

                                        GP STRATEGIES CORPORATION


                                        By:
                                        Scott N. Greenberg, Vice President

ATTEST:

Andrea D. Kantor, Vice President

STATE OF NEW YORK   )
                    ) SS:
COUNTY OF           )


         On this 8th day of March, 2001, before me, the undersigned officer, personally appeared SCOTT N. GREENBERG, who acknowledged himself to be the Vice President of MXL INDUSTRIES, INC., and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of said corporation by himself as such officer.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                                         Notary Public





STATE OF NEW YORK  )
                   ) SS:
COUNTY OF          )


         On this 8th day of March, 2001, before me, the undersigned officer, personally appeared SCOTT N. GREENBERG, who acknowledged himself to be the Executive Vice President of GP STRATEGIES CORPORATION, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of said corporation by himself as such officer.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                                           Notary Public

                                   EXHIBIT "A"
                   ACTIONS, SUITS, PROCEEDINGS AND TAX CLAIMS



                                      NONE

                                   EXHIBIT "B"
                EXISTING MORTGAGES, LIENS AND SECURITY INTERESTS